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                                                                    Exhibit 99.2


    FOR IMMEDIATE RELEASE                                        MAY 29, 2001


Media Contact:   Kevin Brett                   Investor Contact: Diana Matley

               408-433-7150                                      408-433-4365
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                kbrett@lsil.com
CC01-54

               LSI LOGIC TO PURCHASE AMI's RAID BUSINESS, ENGINEERING TEAMS AND TECHNOLOGY IN ACCRETIVE ACQUISITION


               LSI Logic to gain RAID software and hardware expertise to broaden storage solutions offerings.


    MILPITAS, CA - LSI LOGIC CORPORATION (NYSE: LSI) AND AMERICAN MEGATRENDS, INC. (AMI) TODAY ANNOUNCED AN AGREEMENT IN WHICH LSI LOGIC WILL ACQUIRE THE ASSETS OF AMI'S MARKET-LEADING RAID (REDUNDANT ARRAY OF INDEPENDENT DISKS) BUSINESS.

    AS A RESULT OF THIS TRANSACTION, LSI LOGIC WILL GAIN THE EXPERTISE OF AMI'S MORE THAN 200 RAID EMPLOYEES, INCLUDING 120 HARDWARE AND SOFTWARE ENGINEERS BASED IN NORCROSS, GA, FREMONT, CA AND OTHER SALES SERVICE LOCATIONS. LSI LOGIC WILL ALSO ACQUIRE AMI'S MEGARAID SOFTWARE INTELLECTUAL PROPERTY AND HOST ADAPTER BOARD PRODUCT FAMILY. THESE BOARDS SUPPORT FIBRE CHANNEL, SCSI AND OTHER LEADING STORAGE I/O STANDARDS.


"We are very proud that the AMI MegaRAID controller has been the number one RAID host adapter for three years in a row," said Subramonian Shankar, AMI president, chairman and co-founder. "This transaction will allow our work to be taken to even greater heights with LSI Logic's leadership and marketing capabilities. AMI will continue to focus on the development of new products, consistent with the entrepreneurial spirit that defines our company."



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"This strategic acquisition will strengthen LSI Logic's product offerings for our customers in the storage components space," said John D'Errico, LSI Logic executive vice president for Storage and Internet Computing Components. "The addition of AMI's market-leading MegaRAID technology and products to LSI Logic's Fibre Channel and SCSI expertise will result in next-generation products that meet the requirements of our customer base."

               The rapid growth of data, voice and video transmitted through the Internet has triggered a complementary expansion of the storage components market. This trend is expected to continue as Internet usage becomes even more prevalent. RAID technology has now become ubiquitous, penetrating every segment of the fast-growing worldwide server market.

               The market research firm, IDC projects that the SCSI and Fibre Channel Host Adaptor Board market will grow from about $1.7 billion in 2000 to approximately $2.8 billion by 2003. The acquisition of AMI's leadership RAID technology and products, along with LSI Logic's proven silicon components and software, will enable LSI Logic to provide customers with complete storage interface solutions in this market.

               LSI Logic will use the purchase method of accounting for the acquisition of AMI's RAID business. The cash transaction is anticipated to close during LSI Logic's second quarter ending June 30 and is expected to be immediately accretive to LSI Logic's earnings. The agreement is subject to the satisfaction of customary closing conditions and regulatory approvals including the Hart-Scott-Rodino Antitrust Improvements Act.

               LSI Logic will not hold a conference call in connection with this transaction.

               Safe Harbor Statement: This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements, which include, but are not limited to, the financial condition, results of operations and businesses of LSI Logic and AMI and the benefits expected to result from the contemplated transaction, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the conditions relating to regulatory clearances might not be satisfied in a timely manner or at all, risks relating to integration of the acquired technologies and business with the company's technologies and business, the successful completion of technology and product development efforts, the retention of acquired employees, and unforeseen market changes in technical directions and demand. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.



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               About LSI Logic

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 866-574-5741 (within U.S.), 719-533-7679
(outside U.S.), http://www.lsilogic.com.

               About AMI

Founded in 1985, American Megatrends Inc. (AMI) has dedicated its resources to providing OEMs, resellers and systems integrators with leading edge computer technologies. This privately held company, best known for its Basic Input/Output Systems or BIOS, also supplies its state-of-the-art hardware, software, utilities and RAID controllers to over 55 percent of today's high-tech manufacturers. Headquartered in Atlanta, AMI has locations in the U.S. and throughout the world including London, Madras, Munich, Seoul, Taipei and Tokyo to better serve our customers. AMI is a voting member of the Storage Networking Industry Association (SNIA). For more information on AMI, its products or services, call 1-800-U-BUY-AMI or visit www.ami.com.

               # # #

Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2.  The LSI Logic logo design is a registered trademark of LSI Logic
    Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.